Exhibit 99.1

QuinStreet Reports Results for Second Quarter Fiscal 2024

•
Continued strong execution and results in December quarter
•
The significant positive inflection in Auto Insurance has begun
•
Expect a strong sequential Company revenue ramp in fiscal Q3 and again in Q4
•
Expect adjusted EBITDA margins to expand rapidly with revenue growth

FOSTER CITY, CA – February 7, 2024 – QuinStreet, Inc. (Nasdaq: QNST), a leader in performance marketplaces and technologies for the financial services and home services industries, today announced financial results for the fiscal second quarter ended December 31, 2023.

For the fiscal second quarter, the Company reported revenue of $122.7 million, down 8% year-over-year.

GAAP net loss for the fiscal second quarter was $(11.6) million, or $(0.21) per diluted share. Adjusted net loss for the fiscal second quarter was $(2.3) million, or $(0.04) per diluted share.

Adjusted EBITDA for the fiscal second quarter was $0.4 million.

The Company closed the fiscal second quarter with $45.5 million in cash and cash equivalents and no bank debt.

“The December quarter continued recent positive trends,” commented Doug Valenti, CEO of QuinStreet. “We grew non-Insurance businesses, made good progress on growth initiatives, and positioned ourselves well for the re-ramp of Auto Insurance client spending. I am particularly proud of our delivering positive adjusted EBITDA despite the Insurance market bottom and our toughest seasonal quarter. Our financial position and foundation remain strong.

The significant positive inflection in Auto Insurance client spending has indeed begun. Auto Insurance revenue is expected to be up well over 100% this quarter over the December quarter. Client spending increases are broad based. Consumer shopping traffic is also up.

We expect a strong sequential total Company revenue ramp and rapid EBITDA margin expansion in the March quarter and again in the June quarter, our fiscal Q3 and Q4.

Turning to our specific outlook for fiscal Q3, we expect revenue to be between $160 and $170 million, representing sequential growth of 35% at the midpoint of the range. We expect adjusted EBITDA to be between $7 and $9 million.

We continue to expect revenue for full fiscal year 2024, which ends in June, to grow between 5% and 15% over fiscal year 2023.”

Conference Call Today at 2:00 p.m. PT

The Company will host a conference call and corresponding live webcast at 2:00 p.m. PT. To access the conference call dial +1 888-886-7786 (domestic) or +1 416-764-8658 (international). A replay of the conference call will be available beginning approximately two hours after the completion of the call by dialing +1 844-512-2921 (domestic) or +1 412-317-6671 (international) and using passcode #44693863. The webcast of the conference call will be available live and via replay on the investor relations section of the Company's website at http://investor.quinstreet.com.

About QuinStreet

QuinStreet, Inc. (Nasdaq: QNST) is a leader in performance marketplaces and technologies for the financial services and home services industries. QuinStreet is a pioneer in delivering online marketplace solutions to match searchers with brands in digital media, and is committed to providing consumers with the information and tools they need to research, find and select the products and brands that meet their needs.

Non-GAAP Financial Measures and Definitions of Client Verticals

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net (loss) income, adjusted diluted net (loss) income per share and free cash flow and normalized free cash flow, all of which are non-GAAP financial measures that are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The term "adjusted EBITDA" refers to a financial measure that we define as net loss less provision for (benefit from) income taxes, depreciation expense, amortization expense, stock-based compensation expense, interest and other (income)

expense, net, acquisition and divestiture costs, contingent consideration adjustment, litigation settlement expense, tax settlement expense, and restructuring costs. The term "adjusted net (loss) income" refers to a financial measure that we define as net loss adjusted for amortization expense, stock-based compensation expense, acquisition and divestiture costs, contingent consideration adjustment, litigation settlement expense, tax settlement expense, tax valuation allowance, and restructuring costs, net of estimated taxes. The term "adjusted diluted net (loss) income per share" refers to a financial measure that we define as adjusted net (loss) income divided by weighted average diluted shares outstanding. The term “free cash flow” refers to a financial measure that we define as net cash provided by operating activities, less capital expenditures and internal software development costs. The term “normalized free cash flow” refers to free cash flow less changes in operating assets and liabilities. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income, adjusted diluted net income per share and free cash flow and normalized free cash flow may not be comparable to the definitions as reported by other companies.

We believe adjusted EBITDA, adjusted net (loss) income and adjusted diluted net (loss) income per share are relevant and useful information because they provide us and investors with additional measurements to analyze the Company's operating performance.

Adjusted EBITDA is useful to us and investors because (i) we seek to manage our business to a level of adjusted EBITDA as a percentage of net revenue, (ii) it is used internally by us for planning purposes, including preparation of internal budgets; to allocate resources; to evaluate the effectiveness of operational strategies and capital expenditures as well as the capacity to service debt, (iii) it is a key basis upon which we assess our operating performance, (iv) it is one of the primary metrics investors use in evaluating Internet marketing companies, (v) it is a factor in determining compensation, (vi) it is an element of certain financial covenants under our historical borrowing arrangements, and (vii) it is a factor that assists investors in the analysis of ongoing operating trends. In addition, we believe adjusted EBITDA and similar measures are widely used by investors, securities analysts, ratings agencies and other interested parties in our industry as a measure of financial performance, debt-service capabilities and as a metric for analyzing company valuations.

We use adjusted EBITDA as a key performance measure because we believe it facilitates operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures (affecting interest expense), tax positions (such as the impact of changes in effective tax rates or fluctuations in permanent differences or discrete quarterly items), non-recurring charges, certain other items that we do not believe are indicative of core operating activities (such as litigation settlement expense, tax settlement expense, acquisition and divestiture costs, contingent consideration adjustment, restructuring costs and other income and expense) and the non-cash impact of depreciation expense, amortization expense and stock-based compensation expense.

With respect to our adjusted EBITDA guidance, the Company is not able to provide a quantitative reconciliation to the most directly comparable GAAP financial measure without unreasonable efforts due to the high variability, complexity and low visibility with respect to certain items such as taxes, and income and expense from changes in fair value of contingent consideration from acquisitions. We expect the variability of these items to have a potentially unpredictable and potentially significant impact on future GAAP financial results, and, as such, we also believe that any reconciliations provided would imply a degree of precision that would be confusing or misleading to investors.

Adjusted net (loss) income and adjusted diluted net (loss) income per share are useful to us and investors because they present an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses (stock-based compensation, amortization of intangible assets, and contingent consideration adjustment), non-recurring charges and certain other items that we do not believe are indicative of core operating activities. We believe that analysts and investors use adjusted net income and adjusted diluted net income per share as supplemental measures to evaluate the overall operating performance of companies in our industry.

Free cash flow is useful to investors and us because it represents the cash that our business generates from operations, before taking into account cash movements that are non-operational, and is a metric commonly used in our industry to understand the underlying cash generating capacity of a company’s financial model. Normalized free cash flow is useful as it removes the fluctuations in operating assets and liabilities that occur in any given quarter due to the timing of payments and cash receipts and therefore helps investors understand the underlying cash flow of the business as a quarterly metric and the cash flow generation potential of the business model. We believe that analysts and investors use free cash flow multiples as a metric for analyzing company valuations in our industry.

We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Legal Notice Regarding Forward Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Words such as "estimate", "will”, "believe", “expect”, "intend", “outlook”, "potential", “promises” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the statements in quotations from management in this press release, as well as any statements regarding the Company's anticipated financial results, growth and strategic and operational plans. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, but are not limited to: the Company’s ability to maintain and increase client marketing spend; the Company's ability, whether within or outside the Company’s control, to maintain and increase the number of visitors to its websites and to convert those visitors and those to its third-party publishers' websites into client prospects in a cost-effective manner; the Company's exposure to data privacy and security risks; the impact from risks and uncertainties relating to the COVID-19 pandemic and its aftermath; the impact of changes in industry standards and government regulation including, but not limited to investigation enforcement activities or regulatory activity by the Federal Trade Commission, the Federal Communications Commission, the Consumer Finance Protection Bureau and other state and federal regulatory agencies; the impact of changes in our business, our industry, and the current economic and regulatory climate on the Company’s quarterly and annual results of operations; the Company's ability to compete effectively against others in the online marketing and media industry both for client budget and access to third-party media; the Company’s ability to protect our intellectual property rights; and the impact from risks relating to counterparties on the Company's business. More information about potential factors that could affect the Company's business and financial results are contained in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission ("SEC"). Additional information will also be set forth in the Company's annual report on Form 10-Q for the fiscal year ended December 31, 2023, which will be filed with the SEC. The Company does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contact:

Robert Amparo

(347) 223-1682

ramparo@quinstreet.com

QUINSTREET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31,	June 30,
	2023	2023
Assets
Current assets:
Cash and cash equivalents	$45,520	$73,677
Accounts receivable, net	74,727	67,748
Prepaid expenses and other assets	7,832	9,779
Total current assets	128,079	151,204
Property and equipment, net	20,604	16,749
Operating lease right-of-use assets	11,909	3,536
Goodwill	121,141	121,141
Other intangible assets, net	33,544	38,700
Other assets, noncurrent	5,640	5,825
Total assets	$320,917	$337,155
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$33,783	$37,926
Accrued liabilities	44,538	44,010
Deferred revenue	—	9
Other liabilities	6,714	7,875
Total current liabilities	85,035	89,820
Operating lease liabilities, noncurrent	9,056	1,261
Other liabilities, noncurrent	11,573	16,273
Total liabilities	105,664	107,354
Stockholders' equity:
Common stock	55	54
Additional paid-in capital	336,665	329,093
Accumulated other comprehensive loss	(268)	(266)
Accumulated deficit	(121,199)	(99,080)
Total stockholders' equity	215,253	229,801
Total liabilities and stockholders' equity	$320,917	$337,155

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net revenue	$122,683	$134,048	$246,606	$277,641
Cost of revenue (1)	115,830	125,510	232,104	256,755
Gross profit	6,853	8,538	14,502	20,886
Operating expenses: (1)
Product development	7,272	7,174	14,909	14,000
Sales and marketing	3,325	3,166	6,449	6,266
General and administrative	7,651	7,370	14,438	14,689
Operating loss	(11,395)	(9,172)	(21,294)	(14,069)
Interest income	166	12	332	19
Interest expense	(111)	(213)	(222)	(439)
Other income (expense), net	38	(9)	67	(32)
Loss before income taxes	(11,302)	(9,382)	(21,117)	(14,521)
(Provision for) benefit from income taxes	(252)	1,403	(1,002)	2,025
Net loss	$(11,554)	$(7,979)	$(22,119)	$(12,496)

Net loss per share:
Basic	$(0.21)	$(0.15)	$(0.41)	$(0.23)
Diluted	$(0.21)	$(0.15)	$(0.41)	$(0.23)

Weighted-average shares used in computing net loss per share:
Basic	54,759	53,709	54,612	53,529
Diluted	54,759	53,709	54,612	53,529

(1) Cost of revenue and operating expenses include stock-based compensation expense as follows:
Cost of revenue	$2,229	$2,113	$4,281	$4,232
Product development	837	765	1,610	1,530
Sales and marketing	723	658	1,363	1,310
General and administrative	2,279	1,941	4,089	3,675

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Cash Flows from Operating Activities
Net loss	$(11,554)	$(7,979)	$(22,119)	$(12,496)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	5,713	4,670	11,051	9,032
Provision for sales returns and doubtful accounts receivable	159	608	382	729
Stock-based compensation	6,068	5,477	11,343	10,747
Change in fair value of contingent consideration	—	(280)	—	—
Non-cash lease expense	(357)	—	(610)	(542)
Deferred income taxes	201	(1,478)	745	(2,279)
Other adjustments, net	23	9	(415)	(138)
Changes in assets and liabilities:
Accounts receivable	(7,202)	3,467	(7,361)	9,288
Prepaid expenses and other assets	911	(162)	2,000	(588)
Other assets, non-current	75	—	185	—
Accounts payable	(1,123)	(2,808)	(4,725)	(4,675)
Accrued liabilities	3,431	(3,951)	906	(5,547)
Deferred revenue	—	(38)	(9)	(331)
Net cash (used in) provided by operating activities	(3,655)	(2,465)	(8,627)	3,200
Cash Flows from Investing Activities
Capital expenditures	(1,339)	(1,078)	(2,962)	(1,553)
Internal software development costs	(2,945)	(2,904)	(6,415)	(5,465)
Other investing activities	—	(120)	—	(120)
Net cash used in investing activities	(4,284)	(4,102)	(9,377)	(7,138)
Cash Flows from Financing Activities
Proceeds from exercise of stock options and issuance of common stock under employee stock purchase plan	122	238	1,700	1,797
Payment of withholding taxes related to release of restricted stock, net of share settlement	(1,161)	(1,210)	(3,348)	(3,226)
Post-closing payments and contingent consideration related to acquisitions	(952)	(1,730)	(6,229)	(7,224)
Repurchase of common stock	(862)	—	(2,288)	(4,731)
Net cash used in financing activities	(2,853)	(2,702)	(10,165)	(13,384)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	7	(9)	12	(13)
Net decrease in cash, cash equivalents and restricted cash	(10,785)	(9,278)	(28,157)	(17,335)
Cash, cash equivalents and restricted cash at beginning of period	56,320	88,396	73,692	96,453
Cash, cash equivalents and restricted cash at end of period	$45,535	$79,118	$45,535	$79,118
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$45,520	$79,104	$45,520	$79,104
Restricted cash included in other assets, noncurrent	15	14	15	14
Total cash, cash equivalents and restricted cash	$45,535	$79,118	$45,535	$79,118

QUINSTREET, INC.

RECONCILIATION OF NET LOSS TO

ADJUSTED NET (LOSS) INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net loss	$(11,554)	$(7,979)	$(22,119)	$(12,496)
Amortization of intangible assets	2,578	2,824	5,156	5,646
Stock-based compensation	6,068	5,477	11,343	10,747
Acquisition and divestiture costs	—	—	—	32
Restructuring costs	31	32	301	81
Tax settlement expense	—	39	—	39
Tax impact of non-GAAP items	622	(1,248)	1,645	(2,415)
Adjusted net (loss) income	$(2,255)	$(855)	$(3,674)	$1,634
Adjusted diluted net (loss) income per share	$(0.04)	$(0.02)	$(0.07)	$0.03
Weighted average shares used in computing adjusted diluted net (loss) income per share	54,759	53,709	54,612	54,591

QUINSTREET, INC.

RECONCILIATION OF NET LOSS TO

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net loss	$(11,554)	$(7,979)	$(22,119)	$(12,496)
Interest and other expense, net	(93)	210	(177)	452
Provision for (benefit from) income taxes	252	(1,403)	1,002	(2,025)
Depreciation and amortization	5,713	4,670	11,051	9,032
Stock-based compensation	6,068	5,477	11,343	10,747
Acquisition and divestiture costs	—	—	—	32
Tax settlement expense	—	39	—	39
Restructuring costs	31	32	301	81
Adjusted EBITDA	$417	$1,046	$1,401	$5,862

QUINSTREET, INC.

RECONCILIATION OF CASH (USED IN) PROVIDED BY

OPERATING ACTIVITIES TO FREE CASH FLOW

AND NORMALIZED FREE CASH FLOW

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net cash (used in) provided by operating activities	$(3,655)	$(2,465)	$(8,627)	$3,200
Capital expenditures	(1,339)	(1,078)	(2,962)	(1,553)
Internal software development costs	(2,945)	(2,904)	(6,415)	(5,465)
Free cash flow	(7,939)	(6,447)	(18,004)	(3,818)
Changes in operating assets and liabilities	3,908	3,492	9,004	1,852
Normalized free cash flow	$(4,031)	$(2,955)	$(9,000)	$(1,966)

QUINSTREET, INC.

DISAGGREGATION OF REVENUE

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net revenue:
Financial Services	$71,334	$89,310	$143,458	$184,300
Home Services	49,333	42,975	98,728	89,708
Other Revenue	2,016	1,763	4,420	3,633
Total net revenue	$122,683	$134,048	$246,606	$277,641